Exhibit 99.1

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

REPORTS

THIRD QUARTER 2007 RESULTS

Highlights

Third Quarter 2007:

•                  Third Quarter 2007 Funds from Operations (FFO) Per Share (Diluted) of $1.45, up 10%, Compared to Third Quarter 2006 FFO Per Share (Diluted) of $1.32

•                  Third Quarter 2007 Total Revenues up 23%, FFO Available to Common Stockholders up 21%

•                  Third Quarter 2007 Earnings Per Share (Diluted) of $0.68, up 21%, Compared to Third Quarter 2006 Earnings Per Share (Diluted) of $0.56

•                  Executed 41 Leases for 445,000 Rentable Square Feet

•                  Third Quarter 2007 GAAP Rental Rate Increase of 7.4% on Renewed/Released Space

•                  Third Quarter 2007 GAAP Same Property Revenues Less Operating Expenses up 4.1%

•                  Closed $200 Million Secured Loan

•                  Sold Five Real Estate Assets for Approximately $41 Million

•                  Acquired Twelve Properties Aggregating 836,684 Rentable Square Feet

•                  Executed MaRS Centre Ground Lease in Toronto, Canada for Planned Development of One Property Aggregating 770,000 Rentable Square Feet

•                  Completed Ground-Up Development of One Property in Mission Bay Aggregating 157,340 Rentable Square Feet

•                  Commenced Ground-Up Development of One Property in Mission Bay Aggregating 158,000 Rentable Square Feet

•                  Commenced First Ground-Up Development of Two Properties in China Aggregating 280,000 Rentable Square Feet

•                  Completed Redevelopment of Multiple Spaces at Three Properties Aggregating 47,722 Rentable Square Feet

•                  Closed Follow-on Common Stock Offering with Net Proceeds of Approximately $217 Million

                                PASADENA, CA. - November 5, 2007 - Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the third quarter ended September 30, 2007.

                                For the third quarter of 2007, we reported total revenues of $104,132,000 and FFO available to common stockholders of $42,723,000, or $1.45 per share (diluted), compared to total revenues of $84,754,000 and FFO available to common stockholders of $35,230,000, or $1.32 per share (diluted), for the third quarter of 2006.  Comparing the third quarter of 2007 to the third quarter of 2006, total revenues increased 23%, FFO available to common stockholders increased 21% and FFO per share (diluted) increased 10%.  For the nine months ended September 30, 2007, we reported

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2007 RESULTS

total revenues of $297,369,000 and FFO available to common stockholders of $121,876,000, or $4.14 per share (diluted), net of a preferred stock redemption charge, compared to total revenues of $222,920,000 and FFO available to common stockholders of $92,611,000, or $3.82 per share (diluted), for the nine months ended September 30, 2006.  Comparing the nine months ended September 30, 2007 to the nine months ended September 30, 2006, total revenues increased 33%, FFO available to common stockholders increased 32% and FFO per share (diluted) increased 8%, net of a preferred stock redemption charge recognized in the first quarter of 2007.  The preferred stock redemption charge related to the redemption of our Series B Preferred Stock was approximately $2,799,000, or $0.10 per share (diluted).  Excluding the preferred stock redemption charge, FFO available to common stockholders for the nine months ended September 30, 2007 increased by 35% and FFO per share (diluted) increased by 11% as compared to the nine months ended September 30, 2006.

        FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and per share diluted basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended September 30, 2007 and 2006 was $24,194,000 and $19,973,000, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2007 and 2006 was $70,366,000 and $51,585,000, respectively.  Net income available to common stockholders for the third quarter of 2007 was $20,186,000, or $0.68 per share (diluted), compared to net income available to common stockholders of $14,942,000, or $0.56 per share (diluted), for the third quarter of 2006.  Net income available to common stockholders for the nine months ended September 30, 2007 was $56,628,000, or $1.93 per share (diluted), compared to net income available to common stockholders of $40,814,000, or $1.68 per share (diluted), for the nine months ended September 30, 2006.  In the first quarter of 2007, we recognized a preferred stock redemption charge of approximately $2,799,000, or $0.10 per share (diluted), related to the redemption of our Series B Preferred Stock.  Excluding the preferred stock redemption charge, net income available to common stockholders for the nine months ended September 30, 2007 increased by 46% and net income per share (diluted) increased by 20% as compared to the nine months ended September 30, 2006.

        For the third quarter of 2007, we executed a total of 41 leases for approximately 445,000 square feet of space at 29 different properties (excluding month-to-month leases).  Of this total, approximately 265,000 square feet related to new or renewal leases of previously leased space and approximately 180,000 square feet related to redeveloped, developed or previously vacant space.  Of the 180,000 square feet, approximately 24,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 156,000 square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 7.4% higher (on a GAAP basis) than rental rates for expiring leases.

For the nine months ended September 30, 2007, we executed a total of 110 leases for approximately 1,264,000 square feet of space at 53 different properties (excluding month-to-month leases).  Of this total, approximately 784,000 square feet were for new or renewal leases related to previously leased space and approximately 480,000 square feet were for redeveloped, developed or previously vacant space.  Of the 480,000 square feet, approximately 212,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 268,000 square feet for previously vacant space.  Rental rates for new or renewal leases were on average approximately 8.0% higher (on a GAAP basis) than rental rates for expiring leases.

                                During the third quarter of 2007, we acquired twelve properties with approximately 837,000 rentable square feet. We paid approximately $366.8 million cash for the properties.  One of these properties, an office building totaling approximately 49,000 rentable square feet, was classified as “held for sale” as of September 30, 2007.

                                As of September 30, 2007, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of September 30, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of September 30, 2007, approximately 90% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 94% of our leases (on a square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS THIRD QUARTER 2007 RESULTS

       Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for FFO per share (diluted) and earnings per share (diluted) as follows:

2007
FFO per share (diluted) (1)	$5.61
Earnings per share (diluted) (2)	$2.50

(1)                                  Includes preferred stock redemption charge of $0.10 per share diluted recognized in first quarter 2007 and excludes gains on sales of real estate.

(2)                                  Includes preferred stock redemption charge of $0.10 per share diluted recognized in first quarter 2007 and gains on sales of real estate.

                                Alexandria Real Estate Equities, Inc., Landlord and Developer of Choice to the Life Science Industry®, is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, selective development, redevelopment and acquisition of life science properties.  Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, biodefense and translational medicine entities, as well as governmental agencies. We are the largest and leading provider of real estate to the broad and diverse life science industry with an asset base, as of September 30, 2007, that will enable us to grow to approximately 20.7 million square feet consisting of 167 properties approximating 11.8 million square feet, properties undergoing ground-up development approximating 1.5 million square feet, plus an imbedded pipeline for ground-up development approximating 7.4 million square feet.

            This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws.  Actual results may differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006
Income statement data
Total revenues	$104,132	$84,754	$297,369	$222,920

Expenses
Rental operations	25,522	19,797	72,428	49,305
General and administrative	8,343	6,652	24,342	19,371
Interest	23,947	19,041	64,374	50,223
Depreciation and amortization	24,080	19,808	70,025	50,976
	81,892	65,298	231,169	169,875

Minority interest	909	709	2,718	1,449
Income from continuing operations	21,331	18,747	63,482	51,596

Income from discontinued operations, net	1,569	217	5,250	1,285

Net income	22,900	18,964	68,732	52,881

Dividends on preferred stock	2,714	4,022	9,305	12,067
Preferred stock redemption charge	-	-	2,799	-
Net income available to common stockholders	$20,186	$14,942	$56,628	$40,814

Weighted average shares of common stock outstanding
Basic	29,258,184	26,323,345	29,068,793	23,848,661
Diluted	29,507,316	26,714,050	29,406,687	24,268,236

Earnings per share - basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.64	$0.56	$1.77	$1.66
Discontinued operations, net	0.05	0.01	0.18	0.05
Earnings per share - basic	$0.69	$0.57	$1.95	$1.71

Earnings per share - diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.63	$0.55	$1.75	$1.63
Discontinued operations, net	0.05	0.01	0.18	0.05
Earnings per share - diluted	$0.68	$0.56	$1.93	$1.68

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three and nine months ended September 30, 2007 and 2006 (in thousands, except per share data):

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders
Net income available to common stockholders (1)	$20,186	$14,942	$56,628	$40,814
Add: Depreciation and amortization (2)	24,194	19,973	70,366	51,585
Add: Minority interest	909	709	2,718	1,449
Subtract: Gain on sales of property (3)	(1,614)	-	(5,075)	(59)
Subtract: FFO allocable to minority interest	(952)	(394)	(2,761)	(1,178)
Funds from operations available to common stockholders (1)	$42,723	$35,230	$121,876	$92,611
FFO per share
Basic	$1.46	$1.34	$4.19	$3.88
Diluted	$1.45	$1.32	$4.14	$3.82

Reconciliation of earnings per share (diluted) to FFO per share (diluted)
Earnings per share (diluted)	$0.68	$0.56	$1.93	$1.68
Depreciation and amortization (2)	0.82	0.75	2.39	2.13
Minority interest	0.03	0.03	0.09	0.06
Gain on sales of property (3)	(0.05	-	(0.17))	-
FFO allocable to minority interest	(0.03)	(0.02)	(0.10)	(0.05)
FFO per share (diluted)	$1.45	$1.32	$4.14	$3.82

(1)        During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock.  Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(2)        Includes depreciation and amortization on assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

(3)        Gain on sales of property relates to the disposition of four land parcels and one property during the third quarter of 2007, one property during the second quarter of 2007, one property during the first quarter of 2007, and three properties during the second quarter of 2006. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

Quarterly Supplemental Financial Information

	For the Three Months Ended
Operational data	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Breakdown of revenues from continuing operations (a)
Rental income	$78,636	$73,250	$73,161	$70,316	$63,877
Tenant recoveries	21,762	19,094	20,572	19,024	17,446
Other income	3,734	3,410	3,750	3,943	3,431
Total revenues	$104,132	$95,754	$97,483	$93,283	$84,754

Funds from operations per share-diluted (b)	$1.45	$1.42	$1.28 (c)	$1.34	$1.32
Dividends per share on common stock	$0.76	$0.76	$0.74	$0.74	$0.72
Dividend payout ratio (common stock) (d)	56.3%	53.8%	58.1%	55.6%	59.6%
Straight-line rent	$4,508	$2,720 (e)	$5,082	$5,671	$4,515
Capitalized interest	$15,035	$13,548	$10,844	$9,010	$9,726

	As of
Other data	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Number of shares of common stock outstanding at end of period	31,243,448	29,180,700	29,129,238	29,012,135	28,957,698
Number of properties (f)
Acquired/added/completed during period	13	2	-	8	10
Sold/transferred to development (g)	(1)	(4	)(h) (1)	-	-
Owned at end of period	167	155	157	158	150
Rentable square feet (f)
Acquired/added/completed during period	994,024	104,312	-	573,027	1,343,365
Sold/transferred to development (g)	(37,000)	(375,112)	(75,500)	-	-
Owned at end of period	11,813,534	10,856,510	11,127,310	11,202,810	10,629,783

Debt to total market capitalization (i)
Total debt	$2,502,832	$2,274,269	$2,176,594	$2,024,866	$1,721,348
Preferred stock market capitalization	130,156	132,593	140,579	193,360	194,142
Common stock market capitalization	3,007,494	2,825,275	2,923,702	2,912,818	2,716,232
Total market capitalization	$5,640,482	$5,232,137	$5,240,875	$5,131,044	$4,631,722
Debt to total market capitalization	44.4%	43.5%	41.5%	39.5%	37.2%

(a)  The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.

(b)  See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).

(c)  During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(d)  Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations for the respective quarter.

(e)  Includes a rental payment of approximately $1.4 million from one tenant, the U.S. Government, in the second quarter of 2007. Pursuant to Statement of Financial Accounting Standards No. 13, “Accounting for Leases” rental payments due under this lease are recognized on a straight-line basis over the lease term.

(f)  Includes assets “held for sale” during the applicable periods such assets were “held for sale”.

(g)  During the third quarter of 2007, we also sold four land parcels to the Massachusetts Institute of Technology.

(h)  Represents one asset sold in the second quarter of 2007 and the transfer of three properties from operating assets to imbedded future development opportunities undergoing pre-construction activities.

(i)   Debt to total market capitalization is the ratio of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)

Assets
Rental properties, net	$3,255,989	$2,924,881
Properties undergoing development and land held for development	696,282	397,701
Cash and cash equivalents	10,780	2,948
Tenant security deposits and other restricted cash	56,399	34,360
Tenant receivables	7,001	6,330
Deferred rent	77,228	68,412
Investments	79,290	74,824
Other assets	124,034	108,021
Total assets	$4,307,003	$3,617,477

Liabilities and Stockholders’ Equity
Secured notes payable	$1,162,832	$1,174,866
Unsecured line of credit and unsecured term loan	880,000	850,000
Unsecured convertible notes	460,000	-
Accounts payable, accrued expenses and tenant security deposits	227,140	158,119
Dividends payable	26,604	25,363
Total liabilities	2,756,576	2,208,348

Minority interest	59,719	57,477

Stockholders’ equity:
Series B preferred stock	-	57,500
Series C preferred stock	129,638	129,638
Common stock	312	290
Additional paid-in capital	1,334,417	1,139,629
Accumulated other comprehensive income	26,341	24,595
Total stockholders’ equity	1,490,708	1,351,652
Total liabilities and stockholders’ equity	$4,307,003	$3,617,477

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2007
(Dollars in thousands)
(Unaudited)

Principal Maturities / Rates

	Secured Debt			Unsecured Debt
Year	Amount	Weighted Average Interest Rate		Amount
2007	$23,057	6.13%	(1)	$
2008	125,100	6.12	(2)	-
2009	245,986	6.26	(2)	-
2010	93,259	6.22	(2)	130,000	(3)
2011	108,191	6.08	(2)	750,000	(3)
Thereafter	567,239	6.00	(2)	460,000	(4)
Total	$1,162,832			$1,340,000

Secured and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate		Weighted Average Maturity
Secured Debt	$1,162,832	46.5%	6.13%		4.8 Years
Unsecured Debt	1,340,000	53.5	5.27	(5)	4.1 Years
Total Debt	$2,502,832	100.0%	5.67%		4.4 Years

Fixed and Floating Rate Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate		Weighted Average Maturity
Fixed Rate Debt	$1,350,893	54.0%	5.26%		5.1 Years
Floating Rate Debt - Hedged	628,500	25.1	5.88	(5)	4.0 Years
Floating Rate Debt - Unhedged	523,439	20.9	6.46		2.9 Years
Total Debt	$2,502,832	100.0%	5.67%		4.4 Years

(1)  The weighted average interest rate is calculated based on outstanding debt as of September 30, 2007.

(2)  The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.

(3)  The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period.

(4)  On or after January 15, 2012, we have the right to redeem our 3.70% unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)  The weighted average interest rates include the impact of our interest rate swap agreements. See page 9 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

September 30, 2007

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates (1)	Notional Amounts	Effective at September 30, 2007

December 2004	December 31, 2004	January 2, 2008	3.590%	$50,000	$50,000

December 2004	January 3, 2006	July 1, 2008	3.927	50,000	50,000

June 2006	June 30, 2006	September 30, 2009	5.299	125,000	125,000

May 2005	November 30, 2006	November 30, 2007	4.330	25,000	25,000

December 2003	December 29, 2006	October 31, 2008	5.090	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.730	50,000	50,000

December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000

December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000

December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500

April 2004	April 30, 2007	April 30, 2008	4.850	50,000	50,000

May 2005	June 29, 2007	June 30, 2008	4.400	50,000	50,000

December 2006	June 29, 2007	October 31, 2008	4.920	50,000	50,000

May 2005	November 30, 2007	November 28, 2008	4.460	25,000	-

December 2005	January 2, 2008	December 31, 2010	4.768	50,000	-

May 2005	June 30, 2008	June 30, 2009	4.509	50,000	-

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

June 2006	June 30, 2008	June 30, 2010	5.325	50,000	-

June 2006	October 31, 2008	December 31, 2010	5.340	50,000	-

June 2006	October 31, 2008	December 31, 2010	5.347	50,000	-

May 2005	November 28, 2008	November 30, 2009	4.615	25,000	-

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	-

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	-

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	-

Total					$628,500

      (1)               The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1) Quarter Ended			Cash Basis (1) Quarter Ended

	9/30/2007	9/30/2006	% Change	9/30/2007	9/30/2006	% Change
Revenue (2)	$65,684	$61,471	6.9%	$64,395	$58,369	10.3%
Operating expenses	16,888	14,616	15.5	16,888	14,616	15.5
Revenue less operating expenses	$48,796	$46,855	4.1%	$47,507	$43,753	8.6%

	GAAP Basis (1)			Cash Basis (1)
	Nine Months Ended			Nine Months Ended
	9/30/2007	9/30/2006	% Change	9/30/2007	9/30/2006	% Change
Revenue (2)	$167,386	$158,052	5.9%	$163,269	$151,605	7.7%
Operating expenses	40,076	35,082	14.2	40,076	35,082	14.2
Revenue less operating expenses	$127,310	$122,970	3.5%	$123,193	$116,523	5.7%

NOTE:  This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the “Third Quarter Same Properties”) for the quarter periods and (the “Nine Months Same Properties”) for the nine month periods.  Same property occupancy for the quarters ended September 30, 2007 and 2006 was 93.9% and 92.9%, respectively.  Same property occupancy for the nine months ended September 30, 2007 and 2006 was 94.2% and 94.4%, respectively.  Properties undergoing redevelopment are excluded from same property results.

(1)   Revenue less operating expenses computed under GAAP is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the quarters ended September 30, 2007 and 2006 for the Third Quarter Same Properties were $1,289,000 and $3,102,000, respectively.  Straight-line rent adjustments for the nine months ended September 30, 2007 and 2006 for the Nine Months Same Properties were $4,117,000 and $6,447,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)   Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of September 30, 2007, approximately 89% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of September 30, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

	September 30, 2007						June 30, 2007

	Number of	Rentable Square Feet			Annualized	Occupancy	Occupancy
	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1)(2)	Percentage (3)
Markets
California - Los Angeles Metro	2	31,343	29,660	61,003	$696	70.8%	70.8%
California - San Diego	34	1,519,515	247,849	1,767,364	43,662	94.6	89.9
California - San Francisco Bay	24	1,887,310	30,238	1,917,548	64,415	95.1	96.7
Eastern Massachusetts	37	2,717,554	299,653	3,017,207	96,168	96.0	95.7
International - Canada	4	296,362	46,032	342,394	6,676	100.0	100.0
New Jersey/Suburban Philadelphia	7	406,349	-	406,349	8,524	96.3	96.6
Southeast	12	596,172	62,234	658,406	10,561	87.3 (4)	86.2 (4)
Suburban Washington D.C.	31	2,419,833	79,536	2,499,369	49,151	92.3	90.4
Washington - Seattle	15	1,094,457	-	1,094,457	30,630	93.4	93.7
Total Properties (Continuing Operations)	166	10,968,895	795,202	11,764,097	$310,483	94.1%	93.3%

(1)                                Excludes spaces at properties totaling 795,202 square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property totaling 49,437 square feet that is classified as “held for sale.”

(2)                                Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of September 30, 2007 was 87.4%. See page 16 for additional information on our redevelopment program.

(3)                                Excludes spaces at properties totaling 812,785 square feet undergoing a permanent change in use to office/laboratory space through redevelopment. Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of June 30, 2007 was 86.3%. See page 16 for additional information on our redevelopment program.

(4)                                Substantially all of the vacant space is office or warehouse space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended September 30, 2007

						TI’s/Lease
					Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	45	356,031	$29.70	-	-	-	-
GAAP Basis	45	356,031	$28.62	-	-	-	-

Renewed/Released Space Leased
Cash Basis	19	265,335	$32.56	$33.80	3.8%	$4.39	4.2 years
GAAP Basis	19	265,335	$31.19	$33.51	7.4%	$4.39	4.2 years

Redeveloped/Developed/Vacant Space Leased
Cash Basis	22	179,442	-	$37.05	-	$19.60	6.4 years
GAAP Basis	22	179,442	-	$38.99	-	$19.60	6.4 years

Month-to-Month Leases In Effect
Cash Basis	21	42,590	$23.72	$23.72	-	-	-
GAAP Basis	21	42,590	$23.72	$23.72	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	41	444,777	-	$35.11	-	$10.53	4.8 years
GAAP Basis	41	444,777	-	$35.72	-	$10.53	4.8 years

Including Month-to-Month Leases
Cash Basis	62	487,367	-	$34.12	-	-	-
GAAP Basis	62	487,367	-	$34.67	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Nine Months Ended September 30, 2007

						TI’s/Lease
					Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	100	1,357,292	$25.46	-	-	-	-
GAAP Basis	100	1,357,292	$27.30	-	-	-	-

Renewed/Released Space Leased
Cash Basis	51	783,732	$29.10	$30.63	5.3%	$4.66	4.0 years
GAAP Basis	51	783,732	$28.38	$30.65	8.0%	$4.66	4.0 years

Redeveloped/Developed/
Vacant Space Leased
Cash Basis	59	479,821	-	$35.22	-	$11.26	5.3 years
GAAP Basis	59	479,821	-	$36.98	-	$11.26	5.3 years

Month-to-Month Leases In Effect
Cash Basis	21	42,590	$23.72	$23.72	-	-	-
GAAP Basis	21	42,590	$23.72	$23.72	-	-	-

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	110	1,263,553	-	$32.38	-	$7.17	4.5 years
GAAP Basis	110	1,263,553	-	$33.05	-	$7.17	4.5 years

Including Month-to-Month Leases
Cash Basis	131	1,306,143	-	$32.09	-	-	-
GAAP Basis	131	1,306,143	-	$32.75	-	-	-

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2007

		Square	Percentage of	Annualized Base Rent
Year of Lease	Number of	Footage of	Aggregate	of Expiring Leases
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	(per square foot)
2007	42(1)	343,610	3.3%	$27.32
2008	48	740,247	7.2	26.12
2009	62	858,203	8.3	24.40
2010	48	1,014,972	9.8	27.80
2011	54	1,658,246	16.1	26.84

	Square Footage of Expiring Leases
Markets	2007		2008

California - Los Angeles Metro	-		4,006
California - San Diego	88,439		93,024
California - San Francisco Bay	76,788		271,862
Eastern Massachusetts	78,491		196,086
International - Canada	-		-
New Jersey/Suburban Philadelphia	-		40,000
Southeast	17,374		21,699
Suburban Washington D.C.	64,001		69,408
Washington - Seattle	18,517		44,162

Total	343,610	(1)	740,247

(1)  Includes 21 month-to-month leases for approximately 43,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended September 30, 2007

(Dollars in thousands)

	Acquisition		Month of	Rentable
Markets	Amount		Acquisition	Square Feet

Additions to Operating Properties:

Washington - Seattle	$29,048	(1)	July	175,734

California - San Diego/San Francisco	337,800	(2)	July/August	660,950

Total additions to Operating Properties:	$366,848			836,684

	Disposition		Month of	Rentable
Markets	Amount		Disposition	Square Feet

Dispositions:

Eastern Massachusetts	$34,384	(3)	September	N/A

New Jersey/Suburban Philadelphia	6,500		September	37,000

Total Dispositions:	$40,884			37,000

(1)  Represents the purchase of three properties for a total contract price of approximately $29 million.

(2)  Represents the purchase of nine properties for a total contract price of approximately $337.8 million.

(3)  Amount relates to sale of four land parcels to the Massachusetts Institute of Technology.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
September 30, 2007

				Square Footage Undergoing Redevelopment/ Total Property
	Placed in Redevelopment	Estimated In-Service Dates	Estimated Investment Per Square Foot

Markets/Submarkets					Status

California - Los Angeles Metro	2006	2008	$80-100	29,660/29,660	Construction

California - San Diego/Torrey Pines	2004	2009	$100-120	87,140/87,140	Redesign/Construction (1)

California - San Diego/Torrey Pines	2006	2009	$80-100	43,600/43,600	Construction

California - San Diego/Sorrento	2006	2008	$70-80	30,147/30,147	Construction

California - San Diego/Torrey Pines	2007	2009	$80-100	86,962/86,962	Redesign

California - San Francisco Bay/Peninsula	2007	2008	$80-100	30,238/82,712	Construction

Eastern Massachusetts/Suburban	2007	2009	$100-120	23,000/38,000	Construction

Eastern Massachusetts/Suburban	2007	2009	$70-80	113,045/113,045	Redesign

Eastern Massachusetts/Cambridge	2006	2008	$120-175	149,934/155,090	Construction

Eastern Massachusetts/Suburban	2006	2008	$100-120	13,674/82,330	Construction

International - Canada	2007	2008	$140-160	46,032/46,032	Construction

Southeast/Florida	2006	2008	$80-100	45,841/45,841	Construction

Southeast/Research Triangle Park	2007	2008	$100-120	16,393/77,395	Design

Suburban Washington DC/Shady Grove	2007	2008	$70-80	10,170/60,495	Construction

Suburban Washington DC/Shady Grove	2007	2009	$70-80	69,366/125,004	Redesign/Construction

				795,202/1,103,453

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of September 30, 2007, our asset base contained imbedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 1,568,000 rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 18.

(1)   This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment and an additional building targeted for development in the future. The entitlement process for this project was completed in early 2007.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
September 30, 2007

Markets/Submarkets	Building Descriptions	Construction Start Dates	Estimated In-Service Dates	Estimated Investment Per Square Foot (1)	Rentable Square Feet		Status

California - San Francisco Bay/ Mission Bay	One Multi-tenant Bldg.	2007	2010	$300-350	158,000		Construction

California - San Francisco Bay/ So. San Francisco	Two Bldgs, Single or Multi-tenant	2006	2009	$300-350	162,000		Construction

California - San Francisco Bay/ So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$300-350	135,000		Construction

International - China	Two Bldgs, Single or Multi-tenant	2007	2009	$45	280,000		Construction

New York - New York City	Two Multi-tenant Bldgs.	2007	2009/2010/2011	$500	735,000	(2)	Site Work

Total Properties Undergoing Ground-Up Development(1)					1,470,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Pre-construction costs include costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)    Our aggregate construction costs to date approximate $76 per developable square foot. Amount excludes our investment per square foot in land.

(2)    In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the imbedded developable square footage shown on page 18.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
September 30, 2007

	Imbedded Future Development
Markets	Development/ Pre-construction Square Footage (1)	Total Imbedded Development Square Footage		Imbedded Future Redevelopment Square Footage	Total

California - San Diego	435,000	443,000		228,000	671,000

California - San Francisco Bay/Mission Bay	1,886,000	2,386,000		-	2,386,000

California - San Francisco Bay/So. San Francisco	849,000	970,000		100,000	1,070,000

Eastern Massachusetts	674,000	899,000		345,000	1,244,000

International - Canada	770,000	834,000		-	834,000

Suburban Washington D.C.	494,000	856,000		502,000	1,358,000

Washington - Seattle	280,000	707,000		146,000	853,000

Other	-	336,000		247,000	583,000

Total	5,388,000	7,431,000	(2)	1,568,000	8,999,000

The imbedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our imbedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 17. The exact date of physical construction will depend on successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)   Development/pre-construction square footage is included in Imbedded Future Development-Total Imbedded Development Square Footage shown above.

(2)   In addition, we have the right to develop an additional parcel with approximately 442,000 rentable square feet. This square footage is not included in the imbedded developable square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Costs
For the Nine Months Ended September 30, 2007

(In thousands)

Property-related capital expenditures (1)	$1,603

Leasing costs (2)	$227

Property-related redevelopment costs (3)	$103,951

Property-related development costs (3)	$167,528

(1)   Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 90% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)   Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)   Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the Third Quarter Ended September 30, 2007

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the third quarter and nine months ended September 30, 2007:

Date:	November 6, 2007

Time:	2:00 P.M. Eastern Standard Time/11:00 A.M. Pacific Standard Time

Phone Number:	(719) 325-4769

Confirmation Code:	4041239